First Financial Bancorp First Quarter 2013 Earnings Release Supplemental Information EXHIBIT 99.2

2 Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: • management’s ability to effectively execute its business plan; • the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; • U.S. fiscal debt and budget matters; • the ability of financial institutions to access sources of liquidity at a reasonable cost; • the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; • the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); • the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings; • our ability to keep up with technological changes; • failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; • our ability to comply with the terms of loss sharing agreements with the FDIC; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries; • the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our Company; • expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; • our ability to increase market share and control expenses; • the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; • adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements; • adverse changes in the securities, debt and/or derivatives markets; • our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; • monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; • unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors’ operations or willingness of our customers to access the financial services we offer; • our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

Pre-Tax, Pre-Provision Income Trend

- Adjusted pre-tax, pre-provision ("PTPP") income represents income before taxes plus provision for all loans less FDIC loss share income and accelerated discount adjusted for significant nonrecurring items
- The decrease in first quarter 2013 adjusted PTPP income was driven by a decrease in noninterest income and a modest decline in net interest income, offset by a decrease in noninterest expense.
- Excluding a $2.2 million prepayment fee recognized in the fourth quarter 2012, adjusted PTPP income declined $1.1 million during the first quarter 2013.

(Dollars in thousands)



$31,191
$30,178
$24,389
$28,561
$25,250
1.94%
1.92%
1.57%
1.81%
1.60%
1Q12
2Q12
3Q12
4Q12
1Q13
Adjusted PTPP Income
Adjusted PTPP Income / Average Assets

FIRST
first financial bancorp
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Pre-Tax, Pre-Provision Income

(Dollars in thousands)	For the three months ended March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Pre-tax, pre-provision income [1]	$ 23,324	$ 28,869	$ 26,894	$ 32,636	$ 30,020
Less: accelerated discount on covered loans	1,935	2,455	3,798	3,764	3,645
Plus: loss share and covered asset expense [2]	2,129	2,251	3,559	4,317	3,043
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	23,518	28,665	26,655	33,189	29,418
Less: gain on sales of investment securities	1,536	1,011	2,617	-	-
Less: gain on sales of non-mortgage loans [3]	-	45	-	171	66
Less: gain related to litigation settlement	-	-	-	5,000	-
Plus: Expenses related to efficiency initiative	2,878	952	351	2,160	-
Plus: Other items not expected to recur	390	-	-	-	1,839
Adjusted pre-tax, pre-provision income	$ 25,250	$ 28,561	$ 24,389	$ 30,178	$ 31,191

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

FIRST
first financial bancorp
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5 Loan Composition Total Gross Loans – $3.9 billion As of March 31, 2013 (Dollars in millions) Covered loans likely to retain Performing credits In- and out-of-market Expected to retain past the expiration of applicable loss sharing agreements with the FDIC Covered loans likely to exit Classified credits In- and out-of-market Pursuing resolution strategies with intent to exit prior to the expiration of applicable loss sharing agreements with the FDIC $3,249 83% $436 11% $252 6% Uncovered loans Covered loans likely to retain Covered loans likely to exit

Covered Loan Activity

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As of March 31, 2013, the allowance for loan and lease losses attributed to the valuation of loans accounted for under ASC Topic 310-30 was $45.5 million, an increase of $0.3 million from the fourth quarter 2012. Expected payments from the FDIC, in the form of FDIC loss sharing income, offset approximately 80% of the recorded impairment and charge-offs.
- Covered loans continue to maintain yields significantly higher than the Company's uncovered loan portfolio.

(Dollars in thousands)	Balance as of Mar. 31, 2013	First Quarter 2013 Results: Current Period Impairment	First Quarter 2013 Results: (Impairment Recapture / Relief)	First Quarter 2013 Results: Net Current Period Impair. / (Relief)	First Quarter 2013 Results: Improvement	Projected Wtd. Avg. Rate	Life-to-Date Avg. Rate	Day 1 Projected Rate
Total loans	$ 631,660	$ 8,866	$ (8,560)	$ 306	$ -	10.69% [1]		
Allowance for loan and lease losses	(45,496)	-	-	-	-	0.83%		
Total net loans	$ 586,164	$ 8,866	$ (8,560)	$ 306 [3]	$ -	11.52% [2]	10.90%	9.10%
FDIC indemnification asset	$ 112,428	NA	NA	NA	NA	(5.21%)	0.30%	6.50%
				Weighted average yield		8.82%	9.41%	8.75%

[1] The actual yield realized may be different than the projected yield due to activity that occurs after the periodic valuation.
[2] Accretion rates are applied to the net carrying value of the loan which includes the allowance for loan and lease losses.
[3] Covered loan provision expense of $9.0 million was comprised of net charge-offs during the period of $8.7 million and net impairment / (relief) of $0.3 million.

FIRST
first financial bancorp

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7 Components of Covered Asset Credit Losses $2,084 $1,685 $1,439 $2,234 2Q12 3Q12 4Q12 1Q13 Covered Asset Credit Losses For the three months ended March 31, (Dollars in thousands) 2013 Description Net incremental impairment / (relief) for period $306 Reduction in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs 8,736 Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered 9,042 (Gain) / loss on sale - covered OREO (157) Other credit-related expenses 2 2,283 Total gross credit losses $11,168 FDIC loss share income $8,934 Represents receivable due from the FDIC on estimated credit (Noninterest income) losses; calculated as approximately 80% of gross credit losses related to covered assets $2,234 Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition 2 Represents credit related expenses of $2.3 million net of $3 thousand of rental income on covered OREO properties

First Financial Bancorp First Quarter 2013 Earnings Release Supplemental Information